TV FILME, INC.
                              LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY                               STATE/COUNTRY OF INCORPORATION
------------------                               ------------------------------

TV Filme Brasilia Servicos
  de Telecomunicacoes Ltda.                                  Brazil

TV Filme Belem Servicos
  de Telecomunicacoes Ltda.                                  Brazil

TV Filme Goiania Servicos
  de Telecomunicacoes Ltda.                                  Brazil

TV Filme Programadora Ltda.                                  Brazil

TV Filme Operacoes Ltda.                                     Brazil

TV Filme Servicos
 de Telecomunicacoes Ltda.                                   Brazil

TV Filme Sistemas Ltda.                                      Brazil

TV Filme Campina Grande
 Servicos de Telecomunicacoes Ltda.                          Brazil

ITSA - Intercontinental Telecomunicacoes Ltda                Brazil


TV Filme of Cayman, Ltd.                                     Cayman Islands

ITSA of Cayman, Ltd.                                         Cayman Islands

Filme Sub, Inc                                               Cayman Islands